SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                    Glenayre
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              (Logo appears here)




                          GLENAYRE TECHNOLOGIES, INC.
                            5935 Carnegie Boulevard
                        Charlotte, North Carolina 28209



                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998
                   ----------------------------------------
     The 1998 Annual Meeting of the Stockholders of Glenayre Technologies, Inc., a Delaware corporation (the "Company"), will be held at the SouthPark Suite Hotel at 6300 Morrison Boulevard, Charlotte, North Carolina 28211, on May 21, 1998 at 11:00 a.m., local time, for the following purposes:

   1. To elect three Class II Directors.

   2. To consider and vote upon a proposal to approve an amendment to the Company's 1996 Incentive Stock Plan to increase the number of shares of Common Stock authorized thereunder from 2,200,000 to 4,400,000.

   3. To ratify the selection of Ernst & Young LLP as independent auditors to audit the financial statements of the Company.

   4. To transact any other business that may properly come before the 1998 Annual Meeting and any adjournment(s) thereof.

     The close of business on March 31, 1998 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the 1998 Annual Meeting and any adjournment(s) thereof.

     A Proxy Statement, a form of proxy, a Summary Annual Report to the stockholders of the Company and a Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1997 are enclosed with this Notice.

     A list of stockholders entitled to vote at the 1998 Annual Meeting will be open to the examination of any stockholder for any purpose germane to the 1998 Annual Meeting, during ordinary business hours, for a period of 10 days prior to the 1998 Annual Meeting at the office of the Company at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209.

     Stockholders are cordially invited to attend this meeting. Each stockholder, whether or not he or she expects to be present in person at the 1998 Annual Meeting, is requested to SIGN, DATE and RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

     A stockholder may revoke his or her proxy at any time prior to voting.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           (Signature of Eugene C. Pridgen)





                                          Eugene C. Pridgen
                                          Executive Vice President and Secretary

     April 17, 1998

                          GLENAYRE TECHNOLOGIES, INC.


                                PROXY STATEMENT


                            THE 1998 ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1998 Annual Meeting of Stockholders of Glenayre Technologies, Inc. (the "Company" or "Glenayre") to be held at the SouthPark Suite Hotel at 6300 Morrison Boulevard, Charlotte, North Carolina 28211, on May 21, 1998 at 11:00 a.m., local time, and at any adjournment(s) thereof.


Voting and Record Date

     As of March 31, 1998, the record date for the determination of stockholders of the Company entitled to notice of and to vote at the 1998 Annual Meeting, the Company had 61,139,025 shares of common stock, $.02 par value ("Common Stock"), outstanding and entitled to vote. Each holder of Common Stock at the close of business on March 31, 1998 will be entitled to one vote for each share so held of record. All votes at the 1998 Annual Meeting specified in this Proxy Statement will be by written ballot.

     Under rules followed by the National Association of Securities Dealers, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. With respect to the other proposals presented to stockholders, no broker may vote shares held for customers without specific instruction from such customers. One-third of the total outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.


Solicitation of Proxies

     Any stockholder giving a proxy for the 1998 Annual Meeting may revoke it at any time prior to the voting thereof by giving written notice to the Chairman or the Secretary of the Company by filing a later-dated proxy with either of them prior to the commencement of the 1998 Annual Meeting or by voting in person at the 1998 Annual Meeting. Proxies and notices of revocation should be mailed or delivered to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 for receipt by American Stock Transfer & Trust Company no later than two business days prior to the 1998 Annual Meeting, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 1998 Annual Meeting.

     All shares of Common Stock represented by proxies will be voted at the 1998 Annual Meeting, and at any adjournment(s) thereof, as specified therein by the persons giving the proxies. If no direction is given, the proxy will be voted to elect the nominees listed under "ELECTION OF DIRECTORS," to approve an amendment to the Company's 1996 Incentive Stock Plan to increase the number of shares of Common Stock authorized thereunder from 2,200,000 to 4,400,000, to ratify the selection of Ernst & Young LLP as independent auditors and in the discretion of the holders of the proxies on all other matters properly brought before the 1998 Annual Meeting and any adjournment(s) thereof.

     This Proxy Statement, the Notice of the 1998 Annual Meeting (the "Notice") and the form of proxy were first mailed to stockholders on or about April 17, 1998. The Company's principal executive offices are located at 5935 Carnegie Boulevard, Charlotte, North Carolina 28209, telephone number (704) 553-0038.

     Solicitation of proxies is being made primarily by mail; however, there may also be further solicitation in person and by telephone at nominal cost by directors, officers, employees and agents of the Company, who will receive no additional compensation therefor. The Company will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 6, 1998, certain information with respect to Common Stock beneficially owned by each director of the Company, by the Chief Executive Officer and the Company's four other highest paid executive officers (collectively, the "named Executive Officers"), by all current directors and executive officers of the Company as a group, and by each person known to the Company as of March 6, 1998 to beneficially own more than 5% of such Common Stock. Percent Outstanding includes shares currently owned and shares subject to stock options exercisable within 60 days of March 6, 1998.



                                                                           Amount and Nature of
                                                                           Beneficial Ownership
                                                                     --------------------------------
                                                                        Currently       Acquirable       Percent
Name of Beneficial Owner                                                Owned (1)     Within 60 days   Outstanding
-------------------------------------------------------------------- --------------- ---------------- ------------
      Ramon D. Ardizzone                                                     773           172,500      *
      Gary B. Smith                                                       19,434           144,334      *
      Clarke H. Bailey                                                        --           861,875    1.4%
      Donald S. Bates                                                      1,096(2)         20,000      *
      Stanley Ciepcielinski                                                  158            84,459      *
      Peter W. Gilson                                                         --            20,000      *
      John J. Hurley                                                     159,898            57,500      *
      Stephen P. Kelbley                                                     300(3)         20,000      *
      Horace H. Sibley                                                     1,000            10,000      *
      Lee M. Ellison                                                       6,422            54,502      *
      Eugene C. Pridgen                                                       --            36,668      *
      All directors and executive officers as a group (18 Persons)       433,908         1,788,049    3.5%
      Cramer Rosenthal McGlynn, Inc. (4)                                3,449,338               --    5.7%
      State of Wisconsin Investment Board (5)                           5,953,200               --    9.8%

---------
     * Does not exceed 1%.

(1) In each case the beneficial owner has sole voting and investment power except as otherwise noted.

(2) Includes 539 shares held by Mr. Bates' spouse.

(3) Owned by Mr. Kelbley's spouse.

(4) The address of Cramer Rosenthal McGlynn, Inc., an investment management firm ("CRM"), is 707 Westchester Avenue, White Plains, New York 10604. CRM has shared voting and dispositive power with respect to all such shares. This information is provided as of February 17, 1998 and is based on a
    Schedule 13G as filed by CRM.

(5) The address of State of Wisconsin Investment Board ("Wisconsin Investment") is P.O. Box 7842, Madison, WI 53707. This information is provided as of January 20, 1998 and is based on a Schedule 13G as filed by Wisconsin Investment.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

     Following are the persons who were the executive officers of Glenayre as of March 1998, their ages, their current titles and their positions held during the last five years:

     Ramon D. Ardizzone; age 60; Chairman of the Board of Directors of the Company since June 1996; President of the Company from December 1994 to June 1996; Chief Executive Officer of the Company from May 1995 through December 1996; Acting Chief Executive Officer of the Company from December 1994 to May 1995; Director of the Company since November 1992; Chief Operating Officer of the Company from June 1994 to December 1994; Acting Chief Operating Officer of the Company from May 1994 to June 1994; Executive Vice President of the Company from November 1992 to December 1994; and Executive Vice President of the Company in charge of Sales and Marketing from November 1992 to May 1994. Executive Vice President -- Sales and Marketing of Glentel, Inc. (from which the Company acquired the telecommunications equipment and related software business (the "GEMS Business") in 1992) from August 1988 to November 1992; President of Aerotron, Inc., a land-mobile radio manufacturing company from 1986 to 1988; and employed by General Electric Company in various management positions from 1956 to 1986.

     Gary B. Smith; age 39; Director and President of the Company since June 1996; Chief Executive Officer of the Company since January 1997; Chief Operating Officer of the Company from June 1996 to January 1997; Executive Vice President of the Company from September 1994 to June 1996; General Manager, Wireless Messaging Group of the Company from February 1995 to June 1996; Chief Technical Officer of the Company from September 1994 to February 1995; and various engineering management positions with the Company or the GEMS Business from 1983 to September 1994.

     Stanley Ciepcielinski; age 42; Director of the Company since May 1997; Executive Vice President, Finance and Administration Operations of the Company since February 1995; Executive Vice President and Chief Financial Officer of the Company since January 1993; Treasurer of the Company since April 1993; and Secretary of the Company from April 1993 to March 1997. Director of Finance for the Transformer Business Unit of Square D Company from 1989 to 1992; and Corporate Accounting Manager of Alcatel, Inc. from 1984 to 1989.

     Eugene C. Pridgen; age 52; Executive Vice President -- Corporate Development since May 1997; General Counsel of the Company since December 1996; Secretary of the Company since March 1997; and Senior Vice President of the Company from December 1996 to May 1997. Attorney, Kennedy Covington Lobdell & Hickman, L.L.P., from 1978 to 1996 (partner from 1984 to 1996).

     Lee M. Ellison; age 42; Senior Vice President and General Manager -- Global Operations of the Company since May 1997; Senior Vice President, International Operations of Glenayre Electronics, Inc., a wholly-owned subsidiary of the Company ("GEI"), from November 1996 to May 1997; and various sales management positions with the Company or the GEMS Business from July 1985 to November 1996.

     Beverley W. Cox; age 40; Senior Vice President, Human Resources, of the Company since November 1996; Vice President, Human Resources, of the Company from February 1995 to November 1996; and Corporate Director -- Human Resources with the Company from October 1993 to February 1995. Various human resource management positions with Cadmus Communications, Inc. from July 1989 to November 1993.

     Billy C. Layton; age 51; Vice President of the Company since December 1995; Controller and Chief Accounting Officer of the Company since November 1992; and various accounting management positions with the GEMS Business from December 1990 to November 1992.

     Dan H. Case; age 46; President and General Manager -- Integrated Network Group of GEI since November 1996; and various management positions with the Company or the GEMS Business since January 1985.

     Mats Gerschman; age 47; Senior Vice President, Operations and Manufacturing of GEI since November 1996 and various manufacturing management positions with the Company or the GEMS Business since 1987. Employed by the Ericsson Group in various management positions from 1975 to 1987.

     Michael J. Gresham; age 48; President and General Manager -- Wireless Interconnect Group of GEI since November 1996. Employed by Western Multiplex Corporation (acquired by the Company in April 1995) in various management positions since June 1984.

     James W. Marion; age 37; President and General Manager -- Wireless Messaging Group of GEI since November 1996; and various management positions with the Company from September 1993 to November 1996. Employed by NEC America, Mobile Radio Division in various management positions from 1984 to September 1993.

     Gregory L. Reyes; age 35; President and General Manager -- Wireless Access Group of GEI since November 1997. Employed by Wireless Access, Inc. (acquired by the Company in November 1997) in various executive management positions since January 1995. Vice President, RF Division of Norand Corporation from January 1991 to December 1994. Vice President, North American Field Operations of Banyon Systems, Inc. from 1989 to 1991.


                             ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of nine members. The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors, for terms of three years. At the 1998 Annual Meeting, three Class II Directors are to be elected. The Board of Directors has nominated John J. Hurley, Horace H. Sibley and Gary B. Smith for election as Directors to serve for three-year terms expiring at the Annual Meeting of Stockholders in 2001, and until their respective successors shall have been elected and qualified. All nominees are now serving as directors of the Company.

     The Board of Directors recommends a vote FOR all of the nominees. The affirmative vote of a plurality of shares voted is required for the election of the nominees by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. The shares represented by the proxies which the Board of Directors receives will be voted for the election of the three nominees in the absence of contrary instructions. Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable. In the event that a vacancy arises among such nominees by death or any other reason prior to the 1998 Annual Meeting, the proxy may be voted for a substitute nominee or nominees designated by the Board of Directors.

     Biographical information follows for each person nominated and each person whose term as a director will continue after the 1998 Annual Meeting. The information concerning the directors and nominees has been furnished by them to the Company.


    Nominees for Election as Class II Directors at the 1998 Annual Meeting



Name                 Age             Positions with Company, Business Experience and Other Directorships
------------------   -----   ----------------------------------------------------------------------------------
John J. Hurley       63      Director of the Company since November 1992; Private investor since June 1996;
                             Vice Chairman of the Company from December 1994 to June 1996; President of the
                             Company from November 1992 to December 1994; Chief Operating Officer of the
                             Company from November 1992 to March 1994; and Chief Executive Officer of the
                             Company from March 1994 to May 1994. President of Glentel, Inc. ("GEL") (from which the Company acquired the GEMS Business in 1992) from July 1988 to
                             November 1992; Director of GEL from July 1988 to June 1993; Chief Operating
                             Officer of Antenna Specialists Company, a communications antenna manufacturer from 1985 to 1988; and employed by General Electric Company from 1966 to 1985, where he held several positions, including General Manager of General Electric
                             Company's cellular business. Director of Preferred Networks, Inc.
Horace H. Sibley     58      Director of the Company since August 1997. Partner with the law firm of King and
                             Spalding since 1973.
Gary B. Smith        39      Director and President of the Company since June 1996; Chief Executive Officer of the Company since January 1997; Chief Operating Officer of the Company from June
                             1996 to January 1997; Executive Vice President of the Company from September
                             1994 to June 1996; General Manager, Wireless Messaging Group of the Company
                             from February 1995 to June 1996; Chief Technical Officer of the Company from
                             September 1994 to February 1995; and various engineering management positions with the Company or the GEMS Business from 1983 to September 1994.

                  Directors Continuing in Office as Class III Directors Until the 1999 Annual Meeting
Name                      Age              Positions with Company, Business Experience and Other Directorships
-----------------------   --      --------------------------------------------------------------------------------------
Ramon D. Ardizzone        60      Chairman of the Board of Directors of the Company since June 1996; President of the
                                  Company from December 1994 to June 1996; Chief Executive Officer of the
                                  Company from May 1995 through December 1996; Acting Chief Executive Officer of the Company from December 1994 to May 1995; Director of the Company since
                                  November 1992; Chief Operating Officer of the Company from June 1994 to
                                  December 1994; Acting Chief Operating Officer of the Company from May 1994 to
                                  June 1994; Executive Vice President of the Company from November 1992 to
                                  December 1994; and Executive Vice President of the Company in charge of Sales and
                                  Marketing from November 1992 to May 1994. Executive Vice President --  Sales and
                                  Marketing of GEL from August 1988 to November 1992; President of Aerotron, Inc.,
                                  a land-mobile radio manufacturing company from 1986 to 1988; and employed by
                                  General Electric Company in various management positions from 1956 to 1986.
                                  Director of Connectivity Technologies, Inc.
Stanley Ciepcielinski     42      Director of the Company since May 1997; Executive Vice President, Finance and
                                  Administration Operations of the Company since February 1995; Executive Vice
                                  President and Chief Financial Officer of the Company since January 1993; Treasurer of the Company since April 1993; and Secretary of the Company from 1993 to March
                                  1997. Director of Finance for the Transformer Business Unit of Square D Company
                                  from 1989 to 1992; and Corporate Accounting Manager of Alcatel, Inc. from 1984 to
                                  1989.
Stephen P. Kelbley        55      Director of the Company since January 1997. Executive Vice President of Springs
                                  Industries, Inc., a home furnishings company ("Springs") since 1991; President of
                                  Springs' Home Furnishings Operating Group since February 1998; President of
                                  Springs' Diversified Home Products Group since January 1997; President of Springs'
                                  Diversified Group from May 1995 to January 1997; President of Springs' Specialty
                                  Fabrics Group from March 1994 to May 1995; Chief Financial Officer of Springs
                                  from 1991 to 1994. Senior Vice President -- Finance of Bausch & Lomb, Inc. from
                                  1984 to 1991. Senior Vice President -- Finance & Administration of Moog
                                  Automotive, Inc. from 1982 to 1984. Employed by General Electric Company from
                                  1963 to 1982 where he held several senior financial management positions. Director of Connectivity Technologies, Inc.
                      Directors Continuing in Office as Class I Directors until the 2000 Annual Meeting
Name                      Age              Positions with Company, Business Experience and Other Directorships
-----------------------   --      --------------------------------------------------------------------------------------
Clarke H. Bailey          43      Director of the Company since December 1990; Chairman of the Executive
                                  Committee since March 1994; Vice Chairman of the Company from November 1992 to June 1996; Chief Executive Officer of the Company from December 1990 to
                                  March 1994; and Acting Chief Executive Officer of the Company from May 1994 to
                                  December 1994. Chairman and Chief Executive Officer of United Acquisition
                                  Company and its parent, United Gas Holding Corporation, from February 1995 to
                                  January 1998; Chairman of Arcus, Inc. from July 1995 to January 1998; Co-Chairman of Hudson River Capital L.L.C. since February 1995; and a variety of capacities for the investment banking firm of Oppenheimer & Co., Inc. from March 1984 to
                                  December 1990, most recently as Managing Director and head of the Principal
                                  Investments Department. Director of Connectivity Technologies, Inc., Swiss Army
                                  Brands, Inc., SWWT, Inc. and Iron Mountain Incorporated.
Donald S. Bates           69      Director of the Company since January 1997. Private consultant in the electronics and telecommunications industry since 1988. President of Piezo Electric Co. From 1984 to 1988. President of United Telecom Computer Group, Inc. from 1981 to 1983.
                                  Employed by General Electric Company from 1951 to 1981 where he held several managerial positions in electronics, communications and computing services retiring as Senior Vice President and Group Executive. Director of 3D Systems Corporation.

               Directors Continuing in Office as Class I Directors until the 2000 Annual Meeting
Name                Age             Positions with Company, Business Experience and Other Directorships
-----------------   --      -----------------------------------------------------------------------------------
Peter W. Gilson     57      Director of the Company since March 1997. President, Chief Executive Officer and
                            Director of Physician Support Systems, Inc. from 1991 to December 1997; President,
                            Chief Executive Officer and Chairman of the Board of Warrington Group, Inc. from
                            1988 to 1991; Chief Operating Officer of the Timberland Company from 1986 to
                            1988; President of the Goretex Fabrics Division of W.L. Gore & Associates from
                            1978 to 1986. Chairman of the Board of Directors of Swiss Army Brands, Inc. and
                            non-executive Chairman of the Board of Directors of SWWT, Inc.

Committees of the Board of Directors and Meeting Attendance

     The Board of Directors met eight times during the last fiscal year. The Board of Directors has standing Executive, Audit, Compensation and Plan Administration Committees. The functions and membership of each are set forth below. The Board of Directors has no standing nominating committee.

     The Executive Committee currently consists of Messrs. Bailey, Ardizzone, Smith and Gilson. The Executive Committee held three meetings during the last fiscal year. The Executive Committee exercises the full powers of the Board of Directors to the extent permitted by law between Board of Directors meetings.

     The Audit Committee currently consists of Messrs. Kelbley, Hurley and Bates. The Audit Committee met five times during the last fiscal year. The function of the Audit Committee is to review the internal accounting control procedures of the Company, review the consolidated financial statements of the Company and review with the independent public accountants the results of their audit.

     The Compensation Committee currently consists of Messrs. Gilson and Kelbley. The Compensation Committee met one time during the last fiscal year. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, other than those matters which are subject to the administration of the Plan Administration Committee.

     The Plan Administration Committee currently consists of Messrs. Bates and Sibley. The Plan Administration Committee met one time during the last fiscal year. The function of the Plan Administration Committee is to administer the 1996 Incentive Stock Plan and the Long-Term Incentive Plan.

     Each member of the current Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which he served during the last fiscal year, except Mr. Gilson, who attended 62% of such meetings.


                                 COMPENSATION

Compensation of Directors

     In connection with the retirement of Mr. Ardizzone as an employee of the Company, the Company agreed as of October 1, 1997 to pay him an annual fee of $150,000 payable quarterly in arrears for serving as Chairman of the Board. The annual fee is subject to adjustment at the discretion of the Board of Directors. The compensation plan for non-employee directors, except for Mr. Ardizzone, is: (i) an annual fee of $18,000 plus $2,000 for attendance at each Board of Directors' meeting; (ii) an annual fee of $2,000 for each committee participation; and (iii) an annual fee of $2,000 for each committee chair participation except the Executive Committee chair position which receives $10,000. Additionally, non-employee directors receive automatic formula-based awards of options to purchase 30,000 shares of Common Stock upon initial appointment to the Board of Directors and on each third anniversary thereafter. No fees are paid to employee directors in addition to their regular compensation. All directors are reimbursed for their reasonable travel and accommodation expenses incurred with respect to their duties as directors. Under the Company's By-laws, the Chairman of the Board is considered an officer of the Company.

Executive Compensation

     The following table sets forth certain information with respect to compensation paid to the named Executive Officers during 1997:


                          Summary Compensation Table




                                                                                                Long-Term
                                                       Annual Compensation                     Compensation
                                       ----------------------------------------------------   -------------
                                                                                                Number of
                                                                                                Securities
                                                                                                Underlying
                                                                             Other Annual        Options          All Other
                                                   Salary        Bonus       Compensation        Granted        Compensation
     Name and Principal Position        Year        ($)           ($)           ($)(1)             (#)               ($)
------------------------------------   ------   -----------   ----------   ----------------   -------------   ----------------
Ramon D. Ardizzone                     1997      $201,191      $ 79,568       $  37,000(2)        30,000         $  23,398(1)
 Chairman of the Board of Directors    1996       350,000       133,104              --           50,000            12,937
 of the Company                        1995       232,738       229,430              --          187,500            12,937

Gary B. Smith                          1997       275,000       171,338              --               --             6,400(4)
 President and Chief Executive         1996       225,577        86,474              --           95,000             6,000
 Officer of the Company                1995       157,685       141,699              --           45,000             9,762

Stanley Ciepcielinski                  1997       210,000       121,235              --               --             6,400(4)
 Executive Vice President and Chief    1996       180,000        62,037              --           35,000             6,000
 Financial Officer of the Company      1995       148,571       133,580              --           37,500             6,000

Eugene C. Pridgen(5)                   1997       205,000       105,031              --           10,000             6,400(4)
 Executive Vice President and          1996         7,885            --              --           50,000                --
 Secretary of the Company

Lee M. Ellison(6)                      1997       174,424       119,522              --           10,000            41,400 (7)
 Senior Vice President of the          1996       228,058       101,000              --           30,000             5,686
 Company




---------
(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.
(2) Represents director fees paid to Mr. Ardizzone as Chairman of the Board after he became a non-employee director as of October 1, 1997. See "COMPENSATION -- Compensation of Directors."
(3) Includes a payment of $13,875 related to term life insurance premiums and a payment of $9,523 related to an individual retirement account.
(4) Represents a matching contribution to a defined contribution plan.
(5) Mr. Pridgen was employed by the Company and was first elected an executive officer in December 1996.
(6) Mr. Ellison was first elected an executive officer in November 1996.
(7) Includes a $35,000 one-time payment to Mr. Ellison primarily to offset certain relocation expenses and a $6,400 match ing contribution to a defined contribution plan.

     The following table sets forth information with respect to grants of stock options to the named Executive Officers during 1997:


                             Option Grants In 1997




                                                                                     Potential Realizable Value
                                                                                      at Assumed Annual Rates
                                                                                          of Stock Price
                                                                                            Appreciation
                                            Individual Grants                             for Option Term
                       -----------------------------------------------------------   -------------------------
                         Number of
                        Securities         % of
                        Underlying     Total Options
                          Options       Granted to      Exercise or
                        Granted(1)     Employees in     Base Price     Expiration
Name                        (#)            1997          ($/Share)        Date            5%           10%
--------------------   ------------   --------------   ------------   ------------   -----------   -----------
Ramon D. Ardizzone       30,000             5.1%         $  16.13      10/01/2007     $304,373      $771,337
Eugene C. Pridgen        10,000             1.7%            13.13       5/21/2007       82,588       209,292
Lee M. Ellison           10,000             1.7%            13.13       5/21/2007       82,588       209,292

---------
(1) Options granted are subject to a two-year vesting schedule with one-third vesting upon grant and the remainder vesting equally on each anniversary date of the grant. Vesting may be accelerated in certain events relating to a Change in Control of the Company, as defined.


     The following table sets forth certain information with respect to the number and value of options held by the named Executive Officers at the end of 1997:


                      Aggregated Option Exercises In 1997
                        And 1997 Year-End Option Values




                                                                  Number of Securities
                                                                 Underlying Unexercised         Value of Unexercised
                                                                       Options at             In-the-Money Options at
                                                                  December 31, 1997 (#)       December 31, 1997 ($)(1)
                                                              ----------------------------- ----------------------------
                         Shares Acquired
Name                     on Exercise (#)   Value Realized ($)  Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------- ----------------- ------------------- ------------- --------------- ------------- --------------
Ramon D. Ardizzone             --                 --             172,500        20,000         $142,187       $    --
Gary B. Smith                  --                 --             144,334        31,666          126,292        27,708
Stanley Ciepcielinski          --                 --              84,459        11,666           73,902        10,208
Eugene C. Pridgen              --                 --              36,668        23,332           29,167        14,583
Lee M. Ellison                 --                 --              54,502        14,998           44,772         7,291

---------
(1) Represents the difference between the closing market price of the Common Stock on the Nasdaq National Market System on December 31, 1997 and the exercise price of the options.

                           10-Year Option Repricings


                                                                                                      Length of
                                          Number of        Market                                  Original Option
                                         Securities       Price of      Exercise                        Term
                                         Underlying       Stock at      Price at        New         Remaining at
                                           Options        Time of       Time of       Exercise         Date of
Name                         Date       Repriced (#)     Repricing     Repricing     Price ($)        Repricing
-----------------------   ----------   --------------   -----------   -----------   -----------   ----------------
Lee M. Ellison            11/19/96          5,000        $ 23.875       $ 48.38       $ 23.88        9.6 years
Dan H. Case               11/19/96          7,500        $ 23.875       $ 48.38       $ 23.88        9.6 years
Mats Gerschman            11/19/96          7,500        $ 23.875       $ 48.38       $ 23.88        9.6 years
Michael J. Gresham        11/19/96          9,000        $ 23.875       $ 48.38       $ 23.88        9.6 years
Billy C. Layton           11/19/96          4,000        $ 23.875       $ 48.38       $ 23.88        9.6 years
James W. Marion           11/19/96          4,000        $ 23.875       $ 48.38       $ 23.88        9.6 years
Russ K. Allen              4/18/97          6,750        $  9.00        $ 12.74       $  9.00        7.1 years
Russ K. Allen              4/18/97         27,000        $  9.00        $ 15.33       $  9.00        7.6 years
Russ K. Allen              4/18/97         30,000        $  9.00        $ 35.83       $  9.00        8.6 years
Russ K. Allen              4/18/97         25,000        $  9.00        $ 23.88       $  9.00        9.6 years
Ramon D. Ardizzone         4/18/97         37,500        $  9.00        $ 28.22       $  9.00        8.1 years
Ramon D. Ardizzone         4/18/97         75,000        $  9.00        $ 35.83       $  9.00        8.6 years
Ramon D. Ardizzone         4/18/97         50,000        $  9.00        $ 23.88       $  9.00        9.6 years
Dan H. Case                4/18/97         50,625        $  9.00        $ 15.33       $  9.00        7.6 years
Dan H. Case                4/18/97         11,250        $  9.00        $ 35.83       $  9.00        8.6 years
Dan H. Case                4/18/97         15,000        $  9.00        $ 23.88       $  9.00        9.6 years
Dan H. Case                4/18/97          7,500        $  9.00        $ 23.88       $  9.00        9.2 years
Stanley Ciepcielinski      4/18/97         23,625        $  9.00        $ 15.33       $  9.00        7.6 years
Stanley Ciepcielinski      4/18/97         37,500        $  9.00        $ 35.83       $  9.00        8.6 years
Stanley Ciepcielinski      4/18/97         35,000        $  9.00        $ 23.88       $  9.00        9.6 years
Beverley W. Cox            4/18/97          3,375        $  9.00        $ 12.74       $  9.00        7.1 years
Beverley W. Cox            4/18/97         13,500        $  9.00        $ 15.33       $  9.00        7.6 years
Beverley W. Cox            4/18/97         30,000        $  9.00        $ 35.83       $  9.00        8.6 years
Beverley W. Cox            4/18/97         25,000        $  9.00        $ 23.88       $  9.00        9.6 years
Lee M. Ellison             4/18/97          9,000        $  9.00        $ 12.74       $  9.00        7.1 years
Lee M. Ellison             4/18/97          6,750        $  9.00        $ 15.85       $  9.00        7.3 years
Lee M. Ellison             4/18/97         11,250        $  9.00        $ 15.33       $  9.00        7.6 years
Lee M. Ellison             4/18/97          7,500        $  9.00        $ 35.83       $  9.00        8.6 years
Lee M. Ellison             4/18/97         20,000        $  9.00        $ 23.88       $  9.00        9.6 years
Lee M. Ellison             4/18/97          5,000        $  9.00        $ 23.88       $  9.00        9.2 years
Mats Gerschman             4/18/97         11,250        $  9.00        $ 28.22       $  9.00        8.1 years
Mats Gerschman             4/18/97         15,000        $  9.00        $ 23.88       $  9.00        9.6 years
Mats Gerschman             4/18/97          7,500        $  9.00        $ 23.88       $  9.00        9.2 years
Michael J. Gresham         4/18/97         57,500        $  9.00        $ 22.44       $  9.00        8.0 years
Michael J. Gresham         4/18/97         20,000        $  9.00        $ 23.88       $  9.00        9.6 years
Michael J. Gresham         4/18/97          9,000        $  9.00        $ 23.88       $  9.00        9.2 years
Billy C. Layton            4/18/97          5,625        $  9.00        $ 15.33       $  9.00        7.6 years
Billy C. Layton            4/18/97          7,500        $  9.00        $ 35.83       $  9.00        8.6 years
Billy C. Layton            4/18/97          4,000        $  9.00        $ 23.88       $  9.00        9.2 years
James W. Marion            4/18/97          7,500        $  9.00        $ 28.22       $  9.00        8.1 years
James W. Marion            4/18/97          4,500        $  9.00        $ 43.67       $  9.00        8.4 years
James W. Marion            4/18/97         10,000        $  9.00        $ 23.88       $  9.00        9.6 years
James W. Marion            4/18/97          4,000        $  9.00        $ 23.88       $  9.00        9.2 years
Eugene C. Pridgen          4/18/97         50,000        $  9.00        $ 21.88       $  9.00        9.7 years
Gary B. Smith              4/18/97         36,000        $  9.00        $ 15.33       $  9.00        7.6 years
Gary B. Smith              4/18/97         45,000        $  9.00        $ 35.83       $  9.00        8.6 years
Gary B. Smith              4/18/97         50,000        $  9.00        $ 46.88       $  9.00        9.2 years
Gary B. Smith              4/18/97         45,000        $  9.00        $ 23.75       $  9.00        9.6 years

Employment Agreements

     Smith Agreement. The Company is party to an employment agreement with Mr. Smith dated as of August 27, 1996, as amended (the "Smith Agreement"), which provides for his employment as President and Chief Executive Officer of the Company through June 26, 2000. Thereafter, the term of the Smith Agreement is automatically extended for successive two-year renewal terms unless either party gives at least 180 days prior notice to the other party of a decision not to extend the term. Mr. Smith is entitled to an annual salary ("Base Salary") of $275,000, which may be increased but not decreased based upon an annual salary review. In 1998, pursuant to the Smith Agreement, Mr. Smith shall participate in the Management by Objective Plan ("MBO Plan") and, is eligible to receive an annual bonus of 52.5% to 150% of Base Salary based on the achievement of the Company's operating target earnings as established by the Board of Directors. If the Company does not achieve at least the minimum MBO Plan target earnings established by the Board of Directors, Mr. Smith is eligible to receive from 0% to 30% of Base Salary depending on the completion of certain individual performance objectives. In 1997, Mr. Smith was entitled to and received a bonus as specified in the Smith Agreement (see "Executive Compensation-Summary Compensation" table).

     If Mr. Smith's employment is terminated by the Company before the completion of the term of the Smith Agreement without "Cause" as defined, or if Mr. Smith resigns his employment for "Good Reason" as defined, the Company is required to pay Mr. Smith a lump sum equal to two times his annual rate of Base Salary at the time of such termination. In addition, if Mr. Smith's employment is terminated because of his resignation for "Good Reason," by the Company without "Cause," Mr. Smith's death or his "Total and Permanent Disability" as defined, he (or his estate) is entitled to a pro rata share of the MBO Plan bonus for the fiscal year of the Company in which such termination occurs, calculated on the assumption that the results of operations and financial condition of the Company as of the termination date shall continue on the same basis through the end of such fiscal year. If Mr. Smith's employment had been terminated without "Cause" or if Mr. Smith resigned for "Good Reason," as of March 31, 1998, payments under the Smith Agreement would have been $601,563. If Mr. Smith's employment terminates upon expiration of the term of the Smith Agreement, the Company must pay Mr. Smith a lump sum equal to the annual rate of Base Salary being paid to him at the time of such termination unless he refuses to negotiate with the Company for a renewal agreement substantially similar to the Smith Agreement.

     Mr. Smith is entitled to terminate his employment upon a "Change in Control" of the Company as defined in the Smith Agreement. The definition of "Change in Control" includes: (i) the acquisition by any person of 25% or more of the Company's Common Stock; (ii) the consummation of a merger or similar transaction of the Company with any other entity, as a result of which the holders of the Company's Common Stock as a group would receive less than 50% of the voting stock of the surviving entity; (iii) the consummation of an agreement providing for the transfer of substantially all the assets of the Company; or (iv) a material change in the composition or character of the Board as follows: (a) the replacement of a majority of directors by directors opposed by Mr. Smith and a majority of the members of the Executive Committee of the Board, or (b) at any meeting of the Company's stockholders, the election of a majority of directors standing for election who are opposed by Mr. Smith and a majority of the members of the Executive Committee of the Board. The Company is required to pay Mr. Smith a lump sum equal to two and one-half times his annual rate of Base Salary at the time of such termination in addition to a pro rata share of the MBO Plan bonus calculated as described above which, as of March 31, 1998 would have been $739,063.

     Ciepcielinski Agreement. The Company is party to an agreement with Mr. Ciepcielinski (the "Ciepcielinski Agreement"), dated as of May 21, 1997, which provides for him to serve as Executive Vice President of the Company. The terms and conditions of the Ciepcielinski Agreement are substantially the same as those contained in the Smith Agreement, except that Mr. Ciepcielinski's Base Salary is $220,000. Mr. Ciepcielinski shall participate in the MBO Plan and is eligible to receive an annual bonus of 49% to 140% of his base salary based on the performance of the Company. As of March 31, 1998, if (i) Mr. Ciepcielinski's employment had been terminated without "Cause" or Mr. Ciepcielinski resigned for "Good Reason" or (ii) if Mr. Ciepcielinski's employment had been terminated upon a "Change in Control," payments under the Ciepcielinski Agreement would have been $478,500 and $588,500, respectively.

     Executive Severance Benefit Agreements. The Company is party to an agreement with Mr. Ellison (the "Ellison Agreement"), dated May 21, 1997 which entitles Mr. Ellison to certain benefits if a "Change in Control" occurs and if Mr. Ellison's employment is terminated within three years after the "Change in Control" for any reason other than for Mr. Ellison's (i) death; (ii) disability; (iii) retirement; (iv) termination for "Cause" as defined in the Ellison Agreement; or (v) voluntary termination other than for "Good Reason" as defined in the Ellison Agreement.

     The definition of "Change in Control" is similar to that under the Smith Agreement above. In the event of such termination, the Company shall pay Mr. Ellison a lump sum equal to (i) 250% of the greater of the base salary in effect on such termination date or in effect on the date immediately preceding the "Change in Control" date and (ii) a pro rata share of any bonus in which Mr. Ellison participates for the fiscal year in which such termination occurs.

     An Executive Severance Benefit Agreement, as amended, dated December 16, 1996 between the Company and Eugene C. Pridgen, is identical, in all material respects, to the Ellison Agreement.


Compensation Committee Interlocks and Insider Participation

     During the fiscal year, the following served on the Compensation
Committee: Messrs. Gilson, Kelbley and Bates; and the following served on the Plan Administration Committee: Messrs. Bates, Sibley, Gilson, Bailey and Hurley. Mr. Hurley, who served as an executive officer of the Company from November 1992 to June 1996, was appointed to the Plan Administration Committee from January 1997 to April 1997. Mr. Bailey, who served as an executive officer of the Company from December 1990 to June 1996, served on the Plan Administration Committee from March 1997 to April 1997.


Report of the Compensation and Plan Administration Committees on Executive Compensation

     The Company's Board of Directors approves all compensation decisions (other than with respect to stock options) with regard to executive officers, including the Chief Executive Officer, based on recommendations from the Compensation Committee. The Compensation Committee is responsible for the establishment of all compensation and benefit programs, excluding the Company's Long-Term Incentive Plan (the "1991 Plan") and the 1996 Incentive Stock Plan (the "1996 Plan"), as well as the overall monitoring of those programs. The Plan Administration Committee is responsible for administering the 1996 Plan and the 1991 Plan. The Company's compensation philosophy and executive compensation programs are discussed in this report.

     Executive Compensation Philosophy. In general, executive officers who are in a position to make a substantial contribution to the success and growth of the Company should have interests similar to those of the stockholders. Executive officers should be motivated by and benefit from increased stockholder value. Therefore, the Company believes that executive officers should hold a meaningful equity position in the Company through the purchase of Common Stock and/or the award of options to purchase Common Stock.

     The Company also believes that a significant percentage of an executive officer's cash compensation, consisting of salary and bonus, should be based on performance ranked in the following order: corporate, function and individual performance. Again, the Company's objective is to align the financial interests of the executive officers with those of the Company's stockholders.

     The Company's Board of Directors believes that the executive compensation program must be competitive with those of other companies of comparable size and complexity in order to attract, retain and motivate talented individuals.

     Executive Compensation Program. The Company's compensation program consists of base salary, annual incentive bonus (paid in cash) and long-term incentives, generally in the form of options to purchase Common Stock.

      Base Salary. The Compensation Committee generally reviews and determines the relative levels of base salary for executive officers on an annual basis. In determining the levels of base salary for an executive officer, the Compensation Committee considers relative levels of responsibility, individual and Company performance and cost of living increases.

      Annual Incentive Compensation. During 1997, executive officers participated in the MBO Plan, the Company's annual incentive cash bonus program. The goal of the MBO Plan is to motivate and provide incentive to the key managers of the Company to maximize profits. The MBO Plan provides for the payment of quarterly cash awards to corporate executive officers based 70% on the Company's target earnings and 30% on the achievement of individual objectives and to operating executive officers based 20% on the Company's target earnings, 30% on individual objectives and 50% on the individual's sector target earnings. If 100% of the 1998 Company's target earnings is reached and all the individual objectives are achieved, the maximum potential bonuses are expected to range from 30% to 75% of each corporate executive officer's annual base salary. If 100% of the 1998 Company's target earnings and the individual's sector target earnings are reached and all the individual objectives are achieved, the maximum potential bonuses range from 60% to 65% of each operating executive officer's annual base salary. MBO Plan payout percentage of each corporate executive officer's annual base salary varies proportionately as a result of the Company achieving various levels of operating target earnings established by the Board of Directors. MBO Plan payout percentage of each operating executive officer's annual base salary varies proportionately as a result of the Company achieving various levels of target earnings and also varies proportionately as a result of the individual's sector achieving various levels of sector target earnings established by the Board of Directors. The cash awards based on individual objectives are not subject to the Company's target earnings or sector target earnings, but may increase if the Company exceeds 100% of target earnings.

      Chief Executive Officer Compensation. Mr. Smith served as Chief Executive Officer in 1997. In accordance with the Smith Agreement, Mr. Smith participated in the MBO Plan in 1997 and received a bonus of $171,338 based on the operating earnings, as defined, of the Company in 1997.

      Long-Term Incentives. On May 22, 1996, the Company established the 1996 Plan to provide for various types of equity-related awards to (i) promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company's stockholders, and by providing participants with an incentive for outstanding performance and
   (ii) provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.

      Under the 1996 Plan, the Plan Administration Committee has the discretion to determine who will be given awards in any year, the types of awards to be made (such as stock options, SARs, restricted stock or other awards) and the number of shares of Common Stock to be covered by a particular award.
   In determining whether to make an award to a particular executive officer and the size of such award, the Plan Administration Committee considers the executive officer's level of responsibility within the Company, prior awards made to the executive officer, individual and Company performance and the amount of the executive officer's other compensation components. In April 1997, due to a significant decline in the market price of the Company's Common Stock, the Plan Administration Committee reduced the exercise price to $9.00 per share on options to purchase shares ranging from $12.74 to $46.88 per share to restore the incentive value of such options granted from May 1994 to December 1996 to Messrs. Ardizzone, Smith, Ciepcielinski, Pridgen, Ellison and certain other executive officers. For information related to options granted to the named Executive Officers in 1997, see "Options Granted in 1997" and "10-Year Option Repricings" tables.


     Section 162 (m). The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986 (the "Code"). Code Section 162(m) provides that compensation paid to a company's chief executive officer and the four other highest paid executive officers employed by the company at year-end will not be deductible by the company for federal income tax purposes to the extent such compensation exceeds $1.0 million. Code Section 162(m) excepts from this limitation certain "performance-based compensation."

     Although base salary and bonuses paid to the named Executive Officers have traditionally been well under $1.0 million, compensation from the exercise of stock options can cause a named Executive Officer to have compensation in excess of $1.0 million. However, all options granted to the named Executive Officers prior to October 1993 are exempt from Code Section 162(m) under a "grandfather" provision. In May 1994, the Company's stockholders approved an amendment to the terms of the 1991 Plan so that, among other things, awards from that date under the 1991 Plan qualified as "performance-based compensation." Under the terms of the 1996 Plan, awards may qualify as "performance-based compensation."

     This report is submitted by the Compensation Committee and the Plan Administration Committee which currently consists of the following members:



      Compensation Committee         Plan Administration Committee
---------------------------------   ------------------------------
      Peter W. Gilson, Chairman     Donald S. Bates, Chairman
      Stephen P. Kelbley            Horace H. Sibley

Performance Graph

     The following graph compares the cumulative total return on $100 invested on December 31, 1992 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index, the Standard & Poor's Communication Equipment Manufacturers Index and the Nasdaq 100 Index at the end of each fiscal year through 1997. The returns are calculated assuming the reinvestment of dividends. The Company has not paid any cash dividends during the period covered by the graph below. The Company entered the telecommunications equipment and related software business in November 1992. Before November 1992, the Company was variously engaged in the oil and gas pipeline construction business and the real estate business. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.




[GRAPHIC OMITTED]




                          Indexed/Cumulative Returns



   Company/
 Index Name     1992     1993     1994       1995      1996      1997
------------   ------   ------   ------   ---------   ------   -------
Glenayre        $100     $567     $753     $1,827      $949     $435
S&P 500          100      110      112        153       189      252
S&P CEMI         100       96      110        164       192      251
Nasdaq 100       100      111      112        160       228      275

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that directors and officers of the Company and persons who beneficially own more than 10% of the Common Stock file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports, and amendments thereto, furnished to the Company and written representations that no other reports were required, during 1997 all reports required by Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis except for: (i) a Form 3 for Peter W. Gilson was filed 16 days late and (ii) a Form 4 reporting one transaction for James W. Marion was filed 9 days late.


                    AMENDMENT TO 1996 INCENTIVE STOCK PLAN

     The Company maintains the Glenayre 1996 Incentive Stock Plan (the "1996 Plan"). In March 1998, the Board of Directors adopted an amendment to the 1996 Plan that would increase by 2,200,000 (approximately 3.6% of the current outstanding Common Stock) the number of shares of Common Stock available under the 1996 Plan for the grant of stock options, stock appreciation rights ("SARs"), restricted stock and performance shares (the "1996 Plan Amendment"). The 1996 Plan Amendment will be effective upon approval by the stockholders. If the 1996 Plan Amendment is not approved by stockholders, the 1996 Plan will continue in effect without the additional number of available shares and under its current terms.

     As of April 2, 1998, awards outstanding or previously exercised under the 1996 Plan covered a total of 1,879,271 shares of Common Stock and 320,729 shares remain available for grant. The Company expects awards scheduled for 1998 to exhaust the currently available number of shares of Common Stock.

     The Board of Directors believes that the proposed increase in the number of shares available for issuance under the 1996 Plan is necessary in order for the Company to continue to attract, motivate and retain key employees, other key persons and non-employee directors with the desired experience and ability and to further enhance their identity of interest with the interest of the Company's stockholders. The Board of Directors also believes the availability of awards under the 1996 Plan is essential for the Company to compete with other companies offering similar plans in attracting and retaining experienced and qualified key employees, other key persons and non-employee directors.

     Under the 1996 Plan, as adopted on May 22, 1996 by the Company's stockholders, 2,200,000 shares of Common Stock were authorized for issuance in connection with the grant of stock options, SARs, restricted stock and performance shares granted under the 1996 Plan to eligible participants. Participation under the 1996 Plan is limited to key employees, other key persons and non-employee directors of the Company.

     The 1996 Plan is administered by the Plan Administration Committee of the Board of Directors (the "Committee"). In addition to the general administration of the 1996 Plan, the Committee selects the key employees and other key persons to receive awards from time to time in such form and amounts as it determines and with such limitations, restrictions or conditions as it deems appropriate. Key employees and other key persons providing services to the Company or a subsidiary eligible to participate in the 1996 Plan are those employees who occupy managerial or other important positions who have or are expected to make important contributions to the business of the Company or a subsidiary, as determined by the Committee. Approximately 350 employees are expected to be eligible to participate in the 1996 Plan in 1998. Non-employee directors, who are only eligible to receive formula grants of nonqualified stock options, are those directors who are not employees of the Company or any subsidiary on the date of grant of an award. There are currently seven non-employee directors, including Messrs. Ardizzone, Bailey, Bates, Hurley, Kelbley, Gilson and Sibley, that are eligible to participate in the 1996 Plan.

     Awards of Stock Options and SARs. The 1996 Plan provides for the grant of options to purchase shares of Common Stock at option prices determined by the Committee as of the date of grant. For stock option awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code ("Section 162(m)") or for incentive stock options (described below), the option price will not be less than the fair market value of shares of Common Stock at the close of business on the date of grant. The fair market value of the Common Stock on April 2, 1998, was $12.375 per share. The 1996 Plan also provides for the grant of SARs (either in tandem with stock options or freestanding), which entitle holders upon exercise to receive either cash or shares of Common Stock or a combination thereof, as the Committee in its discretion shall determine, with a value equal to the difference between (i) the fair market value on the exercise date of the shares with respect to which an SAR is exercised and (ii) the fair market value of such shares on the date of grant (or, if different, the exercise price of the related option in the case of a tandem SAR).

     Awards to key employees and key persons of options under the 1996 Plan, which may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options, are determined by the Committee. The terms and conditions of each such option and of any SAR are to be determined by the Committee at the time of grant. Options and SARs granted under the 1996 Plan will expire not more than 10 years from the date of grant, and the option agreements entered into with the optionees will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the optionee's death, disability or termination of employment.

     Other Awards. The 1996 Plan also provides for the issuance of shares of restricted stock and performance shares on such terms and conditions as are determined from time to time by the Committee. The award agreement with the participant will set forth the terms of any such award, including the applicable restrictions, specified performance goals or any other conditions deemed appropriate by the Committee. The value of a performance share will equal the fair market value of a share of Common Stock. Earned performance shares may be paid in cash, shares of Common Stock or a combination thereof having an aggregate fair market value equal to the value of the earned performance shares as of the payment date. Common Stock used to pay earned performance shares may have additional restrictions as determined by the Committee. In addition, the Committee may cancel any earned performance shares and replace them with stock options determined by the Committee to be of equivalent value based on a conversion formula specified in the participant's performance share award agreement. Earned but unpaid performance shares may have dividend equivalents rights as determined by the Committee and evidenced in the award agreement but shall not have voting rights.

     Award of Stock Options to Non-Employee Directors. The 1996 Plan provides for the automatic grant of a nonqualified option to purchase 30,000 shares of Common Stock to (i) each non-employee director who is first elected a director after April 18, 1997; (ii) each non-employee director who first becomes a non-employee director after April 18, 1997 and who was an employee director immediately prior to becoming a non-employee director; and (iii) each non-employee director who was a non-employee director on April 18, 1997 and who had not been awarded an automatic grant under the 1996 Plan in 1997. Each non-employee director shall be granted an additional nonqualified stock option to purchase 30,000 shares of Common Stock on each third anniversary thereafter if he or she is then a non-employee director. On January 20, 1997 the Board of Directors amended the 1996 Plan to increase the formula grant to non-employee directors from an option to purchase 18,000 shares of Common Stock to an option to purchase 30,000 shares of Common Stock. The option price shall be equal to the fair market value of the Common Stock on the date of the grant. An option granted to a non-employee director is exercisable immediately following the date of grant and expires ten years thereafter. Upon the exercise of an option, or any portion thereof, the exercise price must be paid either in cash or by tendering shares of Common Stock with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash. Options granted to non-employee directors may not be transferred, assigned or otherwise alienated other than by will or the laws of descent and distribution.


     Section 162(m). Because stock options and SARs granted under the 1996 Plan that are intended to qualify as "performance-based compensation" under Section 162(m) must have an exercise price equal at least to fair market value at the date of grant, compensation from the exercise of such stock options and SARs should be treated as "performance-based compensation" for Section 162(m) purposes.

     Changes in Control. The 1996 Plan provides that in the event of a change in control of the Company, all options and SARs will be fully exercisable as of the date of the change in control and shall remain exercisable through their full term. Outstanding awards of restricted stock and performance shares will become immediately vested, and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control.

     Amendment and Termination of the 1996 Plan. The Board of Directors has the power to amend, modify or terminate the 1996 Plan on a prospective basis. Stockholder approval will be required for any change to the material terms of the 1996 Plan to the extent required by Section 162(m) or Section 16(b) under the Securities Exchange Act of 1934.

     Federal Income Tax Treatment, Incentive Stock Options. Incentive stock options ("ISOs") granted under the 1996 Plan will be subject to the applicable provisions of the Internal Revenue Code, including Code Section 422. If shares of Common Stock of the Company are issued to an optionee upon the exercise of an ISO, and if no "disqualifying disposition" of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise,
(iii) upon sale of the shares acquired
by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be taxable as capital gain to the holder (for which the Company will not be entitled to a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

     Federal Income Tax Treatment, Nonqualified Stock Options. With respect to nonqualified stock options ("NQSOs") granted to optionees under the 1996 Plan,
(i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year.

     Stockholder Approval. Approval of a stock option plan amendment that increases the number of shares available for issuance pursuant to stock options is no longer required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. However, approval of the 1996 Plan Amendment is being sought in accordance with the requirements of the Nasdaq Stock Market and Section 162(m) of the Code.

     The Board recommends a vote FOR approval of the 1996 Plan Amendment. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the 1996 Plan Amendment. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will not be counted for this purpose.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1998. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1998, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

     If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.


                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1999 must be received in writing by the Secretary of the Company no later than December 21, 1998 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the 1998 Annual Meeting other than those set forth in the Notice. However, if any other matters do come before the 1998 Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

      *****************************APPENDIX A******************************

            P R O X Y      GLENAYRE TECHNOLOGIES, INC.
                            5935 Carnegie Boulevard
                        Charlotte, North Carolina 28209

                      PROXY SOLICITED BY AND ON BEHALF OF
             THE BOARD OF DIRECTORS OF GLENAYRE TECHNOLOGIES, INC.

The undersigned hereby appoints Ramon D. Ardizzone, Gary B. Smith and Stanley Ciepcielinski, and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Glenayre Technologies, Inc. held by the undersigned on March 31, 1998 at the 1998 Annual Meeting of Stockholders to be held at the SouthPark Suite Hotel at 6300 Morrison Boulevard, Charlotte, North Carolina 28211 on May 21, 1998 at 11:00 a.m., local time, and at any adjournment(s) thereof.

1.  ELECTION OF DIRECTORS.

           [ ] FOR ALL NOMINEES LISTED BELOW [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary        (to vote for all nominees listed
       below)                                   below)

To withhold authority for any individual nominee strike a line through the nominee's name:

John J. Hurley  Horace H. Sibley  Gary B. Smith

2. PROPOSAL TO AMEND THE COMPANY'S 1996 INCENTIVE STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED THEREUNDER FROM 2,200,000 TO 4,400,000.

           [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

           [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

4. In their discretion, the Proxies each are authorized to vote upon such other business as may properly come before the 1998 Annual Meeting and at any adjournment(s) thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION
IS MADE WITH RESPECT TO ANY PROPOSAL,
THIS PROXY WILL BE VOTED "FOR" THE
ELECTION OF ALL NOMINEES, "FOR" PROPOSAL 2
AND "FOR" PROPOSAL 3.

Receipt of the Notice of the 1998 Annual
Meeting and accompanying Proxy
Statement is hereby acknowledged.

                                              Dated: ____________________, 1998
                                              _________________________________
                                             (Signature of Stockholder)
                                              _________________________________
                                             (Signature of Joint Stockholder,
                                              if any)


                                              Please check box if you intend to
                                              be present at the meeting: [ ]

                                              IMPORTANT: Please date this proxy
                                              and sign exactly as your name
                                              appears hereon. If stock is held
                                              jointly, both holders should
                                              sign. Executors, administrators,
                                              trustees, guardians and others
                                              signing in a representative
                                              capacity should give full title.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                                                      Appendix B


[THIS COPY OF THE 1996 INCENTIVE STOCK PLAN IS BEING SUBMITTED AS SUPPLEMENTAL MATERIAL TO THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH INSTRUCTION NUMBER 3 TO ITEM 10 OF REGULATION 14A. THE PLAN HAS NOT BEEN DELIVERED TO STOCKHOLDERS AND IS NOT DEEMED TO BE "SOLICITING MATERIAL" OR "FILED" FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.]


                       Glenayre 1996 Incentive Stock Plan
                                  (as amended)

Article 1.  Establishment, Purpose and Duration

     1.1 Establishment of the Plan. Glenayre Technologies, Inc. hereby establishes an incentive compensation plan to be known as the "Glenayre 1996 Incentive Stock Plan" as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Shares.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of May 22, 1996 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof. The Plan shall not become effective unless stockholder approval is obtained.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

     1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award of an ISO be granted under the Plan after May 21, 2006.

Article 2.  Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     2.1 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares.

     2.2 "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

     2.3 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.4 "Change in Control" of the Company shall have occurred when any Acquiring Person (other than the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall become the beneficial owner of 25% or more of the shares of Common Stock of the Company then outstanding (except pursuant to an offer for all outstanding shares of the Company's Common Stock at a price and upon such terms and provisions as a majority of the Continuing Directors determine to be in the best interests of the Company and its stockholders other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made), and the Continuing Directors no longer constitute a majority of the Board. For purposes of this definition, the following terms shall have the following meanings:

     (a) "Acquiring Person" means any individual, firm, corporation or other entity who or which, together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of the Company's Common Stock.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 as promulgated under the Exchange Act.

     (c) "Continuing Director" means any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the occurrence of the Change in Control; or any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

     2.6 "Committee" means the Plan Administration Committee of the Board, as specified in Article 3 herein, appointed by the Board to administer the Plan.

     2.7   "Common Stock" means the $0.02 par value common stock of the Company.

     2.8 "Company" means Glenayre Technologies, Inc., a Delaware corporation, and any successor as provided in Article 19 herein.

     2.9 "Director" means any individual who is a member of the Board of Directors.

     2.10 "Disability," with respect to a Participant, means "disability" as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed.

     2.11 "Earnings Per Share" means "earnings per common share" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Stockholders.

     2.12 "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 hereof.

     2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.14 "Fair Market Value," with respect to a share of the Company's Common Stock at a particular time, shall be that value as determined by the Committee which shall be (i) if such Common Stock is listed on a national securities exchange (which includes the NASDAQ Stock Market), on any given date, (A) the closing price of a share of Common Stock, as reported on the consolidated transaction reporting system for such exchange for that date, or if shares of Common Stock were not traded on such date, on the next preceding day on which shares of Common Stock were traded, or (B) if the Common Stock is not reported on the consolidated transaction reporting system for such exchange, the last price at which the Common Stock shall have been sold regular way on a national securities exchange on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock; or (ii) if the Common Stock shall not be listed on a national securities exchange, the mean between the average high bid and low asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations; or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange, the fair market value determined by the Committee on the basis of available prices for such Common Stock or in such other manner as the Committee may deem reasonable.

     2.15 "Freestanding SAR" means an SAR that is granted independently of any Option.

     2.16 "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, and which is designated an Incentive Stock Option intended to meet the requirements of Section 422 of the Code.

     2.17 "Insider" shall mean an individual who is, on the relevant date, an officer, director or 10% beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.18 "Key Person" means an employee or officer of the Company or a Subsidiary, in a managerial or other position, who can make important contributions to the Company or a Subsidiary or a key person providing important services to the Company or a Subsidiary, all as determined by the Committee in its discretion.

     2.19 "Named Executive Officer" means, for a calendar year, a Participant who is one of the group of "covered employees" for such calendar year within the meaning of Code Section 162(m) or any successor statute.

     2.20 "Net Income" means "net income" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Stockholders.

     2.21 "Net Sales" means the "net sales" of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company's Annual Report to Stockholders.

     2.22 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted to Key Persons under Article 6 or to non-officer Directors under
Article 15 which is not intended to meet the requirements of Code Section 422.

     2.23 "Option" means an Incentive Stock Option or a Nonqualified Stock
Option.

     2.24 "Option Price" means the price at which a Share may be purchased by a Participant upon the exercise of an Option.

     2.25 "Participant" means a person who has outstanding an Award granted under the Plan.

     2.26 "Performance-Based Exception" means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

     2.27 "Performance Share" means an Award granted to a Participant pursuant to Article 9 herein.

     2.28 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.29 "Restricted Stock" means an Award granted to a Participant pursuant to
Article 8 herein.

     2.30 "Shares" means shares of Common Stock of the Company.

     2.31 "Stock Appreciation Right" or "SAR" means an Award granted alone or in connection with a related Option to a Participant pursuant to Article 7 herein.

     2.32 "Subsidiary" means any corporation, partnership, joint venture, affiliate or other entity in which the Company has an ownership interest, and which the Committee designates as a participating entity in the Plan.

     2.33 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

     2.34 "Total Stockholder Return" means the percentage change in value of an initial investment in Shares over a specified period assuming reinvestment of all dividends during the period.

     2.35 "Effective Amendment Date" means the date on which the stockholders of the Company approve the amendment to the Plan to increase the number of Shares reserved for grants of Awards under the Plan by an additional 2,200,000 Shares.

Article 3.  Administration

     3.1 The Committee. The Plan shall be administered by the Plan Administration Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors. All of the members of the Committee shall comply with the "disinterested administration" rules of Rule 16b-3 under the Exchange Act, if applicable. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. In addition, any action taken with respect to Named Executive Officers for purposes of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are "outside directors" within the meaning of Code Section 162(m), subject to any applicable transition rules under Code Section 162(m). If all of the members of the Committee are not "outside directors," such action shall be taken by a subcommittee of the Committee comprised of at least two members who are "outside directors."

     3.2 Authority of the Committee. Except as limited by law, or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Key Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and provisions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16 herein), amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law, the Committee may delegate its authority hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, Participants and their estates and beneficiaries.

Article 4.  Shares Subject to the Plan.

     4.1 Number of Shares Available for Grants. Beginning on the Effective Date, there is hereby reserved for grants of Awards under the Plan 2,200,000 Shares. Beginning on the Effective Amendment Date, there is hereby reserved for grants of Awards under the Plan an additional 2,200,000 Shares. The number of Shares reserved for grants of Awards under this paragraph shall be subject to adjustment as provided in Section 4.3.

     In no event shall a Participant receive an Award or Awards during any one calendar year covering in the aggregate more than 250,000 Shares. The limitation on awards to a Participant during a calendar year under this paragraph shall be subject to adjustment as provided in Section 4.3.

     4.2 Lapsed Awards. If any Award granted under the Plan is canceled, terminates, expires or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

     4.3 Adjustments in Available Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and in the limitation on awards to a Participant during a calendar year, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent the dilution or enlargement of rights under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5.  Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in the Plan are Key Persons, as determined by the Committee, and any non-officer Director who participates in the Plan pursuant to Article 15.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Key Persons those to whom Awards shall be granted and shall determine the nature and amount of each Award. Non-officer Directors shall be granted Awards in accordance with the provisions of Article 15.

Article 6.  Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Persons in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under Code Section 422.

     6.3 Option Price. The Committee shall determine the Option Price for each grant of an Option under this Article 6, which such Option Price shall be set forth in the applicable Award Agreement; provided, however, that the Option Price shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted with respect to the grant of either (i) an Option granted to a Named Executive Officer that is intended to satisfy the Performance-Based Exception or (ii) an ISO.

     6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the 10th anniversary date of its grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered to satisfy the Option Price must have been held by the Participant for at least six months prior to their tender), or (c) by a combination of (a) and
(b).

     The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation G or Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Options issued pursuant to this
Article 6, may reflect distinctions based on the reasons for termination of employment and may include provisions relating to the Participant's competition with the Company after termination of employment. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant's executor or other legal representative.

     6.9   Nontransferability of Options.

     (a) Incentive Stock Options. No ISO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

     6.10 No Rights. A Participant granted an Option shall have no rights as a stockholder of the Company with respect to the Shares covered by such Option except to the extent that Shares are issued to the Participant upon the due exercise of the Option.

Article 7.  Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Key Persons in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs.

     The Committee shall have complete discretion in determining the number of Shares covered by SARs granted hereunder (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and provisions pertaining to such SARs. The number of Shares covered by a Freestanding SAR shall be counted against the number of Shares available for grants of Awards under Section 4.1, but the number of Shares covered by a Tandem SAR shall not be so counted.

     The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

     7.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and provisions the Committee, in its sole discretion, imposes upon them.

     7.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR and such other provisions as the Committee shall determine.

     7.5 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

     7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value or in some combination thereof; provided, however, that from and after the date of a Change in Control, the exercise of an SAR may be settled only in cash.

     7.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor provision) of the Exchange Act.

     7.8 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all SARs issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant's will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant's executor or other legal representative.

     7.9 Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under this Article 7 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     7.10 No Rights. A Participant granted an SAR shall have no rights as a stockholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

Article 8.  Restricted Stock

     8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Key Persons in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     8.2 Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted and such other provisions as the Committee shall determine.

     8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable Federal or state securities laws.

     The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

     8.5 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

     In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

     8.7 Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan and may reflect distinctions based on the reasons for termination of employment; provided, however, that except in cases of terminations resulting from a Change in Control and terminations by reason of death or Disability, payment of an Award of Restricted Stock which is intended to qualify for the Performance-Based Exception may not occur before attainment of the related performance goal.

Article 9.  Performance Shares

     9.1 Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to eligible Key Persons in such amount and upon such terms, and at any time and from time to time as shall be determined by the Committee. The number and/or vesting of Performance Shares granted, in the Committee's discretion, shall be contingent upon the degree of attainment of specified performance goals or other conditions over a specified period (the "Performance Period"). The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement.

     9.2 Value of Performance Shares. The value of a Performance Share at any time shall equal the Fair Market Value of a Share at such time.

     9.3 Form and Timing of Payment of Performance Shares. During the course of a Performance Period, the Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay out earned Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee. In addition, the Committee, in its discretion, may cancel any earned Performance Shares and grant Stock Options to the Participant which the Committee determines to be of equivalent value based on a conversion formula stated in the Performance Shares Award Agreement.

     The Committee, in its discretion, may also grant dividend equivalents rights with respect to earned but unpaid Performance Shares as evidenced by the applicable Award Agreement.
Performance Shares shall not have any voting rights.

     9.4 Termination of Employment. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive unearned Performance Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Performance Shares awarded pursuant to the Plan and may reflect distinctions based on the reasons of termination of employment; provided, however, that except in cases of terminations resulting from a Change in Control and terminations by reason of death or Disability, payment of an Award of Performance Shares which is intended to qualify for the Performance-Based Exception may not occur before attainment of the related performance goal.

     9.5 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

Article 10.  Performance Measures

     The performance measure(s) to be used for purposes of Awards (other than Options) to Named Executive Officers which are designed to qualify for the Performance-Based Exception shall be chosen from among the following alternatives:

     (a)   Earnings Per Share;

     (b)   Net Income;

     (c)   Net Sales; or

     (d)   Total Stockholder Return.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have the discretion to make such changes without obtaining stockholder approval.

Article 11.  Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 12.  Deferrals

     The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or the satisfaction of any requirements or goals with respect to Performance

Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13.  Rights of Key Persons

     13.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or Subsidiary. For purposes of the Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment.

     13.2 Participation. No Key Person shall have the right to be selected to receive an Award under the Plan or, having been so selected, to be selected to receive a future Award.

Article 14.  Change in Control

     14.1 Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

     (b) Any restriction periods and restrictions imposed on shares of Restricted Stock shall lapse; and

     (c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control, and the vesting of all Awards shall be accelerated as of the effective date of the Change in Control.

     14.2 Limitation on Change-in-Control Benefits. (a) It is the intention of the Company and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Code. Accordingly, anything in the Plan to the contrary notwithstanding, in the event that the independent accountants regularly employed by the Company immediately prior to any "change" described below (the "Accounting Firm") shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount," (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 14.2(b) below.

     For purposes of this Section 14.2(a):

         (i) A "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant who is a "disqualified individual" within the meaning of Section 280G(c) of the Code and which is contingent on a "change" described in
               Section 280G(b)(2)(A)(i) of the Code
               with respect to the Company,
               whether paid or payable pursuant to the Plan or otherwise;

         (ii) "Plan Payment" shall mean a Payment paid or payable pursuant to the Plan (disregarding this Section 14.2);

         (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant's Federal taxable income for the immediately preceding taxable year;

         (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and

         (v) "Reduced Amount" shall mean the smallest aggregate amount of Payments which (A) is less than the sum of all Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.

     (b) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in the Participant's sole discretion, which and how much of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount), and shall advise the Committee in writing of such election within 10 days of the Participant's receipt of notice. If no such election is made by the Participant within such 10 day period, the Committee may elect which of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section 14.2 shall be binding upon the Company and the Participant and shall be made within 60 days immediately following the event constituting the "change" referred to above. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under the Plan.

     (c) At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to the Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to the Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.

     In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

     14.3 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of the Plan or any Award Agreement provision, the provisions of this Article 14 may not be terminated, amended or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend or modify this Article 14 at any time and from time to prior to the date of a Change in Control.

Article 15.  Awards to Non-Officer Directors

     15.1 Awards Under Prior Plan. Each non-officer Director on July 15, 1992 was granted an option under the Glenayre Technologies, Inc. Long-Term Incentive Plan (the "Prior Plan") to purchase Common Stock on the later of October 30, 1992 or the date such Director completed three years of service on the Board. Each non-officer Director elected to the Board for the first time after July 15, 1992 was granted an option under the Prior Plan to purchase Common Stock on the third anniversary of the Director's service on the Board. Thereafter, each non-officer Director was awarded an additional option under the Prior Plan to purchase Common Stock on the third anniversary of the initial option award.

     15.2 Awards Under the Plan. (a) Between May 22, 1996 (the date the Plan was approved by the Company's stockholders) and April 17, 1997, the provisions of this Section 15.2(a) applied to the grant of Nonqualified Stock Options to non-officer Directors. Each non-officer Director, who was awarded an option under the Prior Plan to purchase Common Stock as described in Section 15.1 shall be granted a Nonqualified Stock Option to purchase 18,000 shares of Common Stock upon each third anniversary of the date on which such option was granted under the Prior Plan, if he or she is then a non-officer Director. Each non-officer Director who was not awarded an option under the Prior Plan shall be granted a Nonqualified Stock Option to purchase 18,000 shares of Common Stock upon the date such non-officer Director completes 3 years of service as a non-officer Director and upon each third anniversary date thereafter, if he or she is then a non-officer Director.

     (b) On and after April 18, 1997, the following provisions of this Section 15.2(b) shall apply to the grant of Nonqualified Stock Options to non-officer Directors in lieu of the grant of Nonqualified Stock Options pursuant to Section 15.2(a) hereof:

         (1) Each non-officer Director, who is first elected a Director on or after April 18, 1997, shall be granted a Nonqualified Stock Option to purchase 30,000 shares of

     Common Stock on the date of his or her election as such and upon each third anniversary date thereafter, if he or she is then a non-officer Director.

         (2) Each non-officer Director, who first becomes a non-officer Director on or after April 18, 1997 and who was an officer Director immediately prior to becoming a non-officer Director, shall be granted a Nonqualified Stock Option to purchase 30,000 shares of Common Stock on the date he or she first becomes a non-officer Director and upon each third anniversary date thereafter, if he or she is then a non-officer Director.

         (3) Each non-officer Director, who is a non-officer Director on April 18, 1997 and who was not granted a Nonqualified Stock Option in 1997 pursuant to Section 15.2(b)(1) or (2) above, shall be granted a Nonqualified Stock Option to purchase 30,000 shares of Common Stock on April 18, 1997 and upon each third anniversary date thereafter, if he or she is then a non-officer Director.

     (c) For purposes of this Article 15, a "non-officer Director" shall mean a Director of the Company who is not performing services as an employee of the Company or a Subsidiary regardless of whether such Director may hold an office in the Company or a Subsidiary such as Chairman of the Board or Vice Chairman of the Board.

     (d) Each Option granted under this Article 15 shall be evidenced by an Award Agreement.

     15.3 Option Price. The Option Price for each Option granted under this
Article 15 shall be equal to the Fair Market Value of a Share on the date the Option is granted.

     15.4 Exercise and Duration of Option. Options granted under this Article 15 prior to April 18, 1997 shall be immediately exercisable. Options granted under this Article 15 on or after April 18, 1997 shall be vested and immediately exercisable as to one-third of the shares; an additional one-third of the shares shall become vested and exercisable on the first anniversary of the date of grant and the balance shall become vested and exercisable on the second anniversary of the date of grant. A non-officer Director shall forfeit the portion of any Option granted under this Article 15 on or after April 18, 1997 that has not become vested and exercisable prior to the date such non-officer Director's service on the Board terminates. Vested and exercisable Options shall remain exercisable for 10 years from the date of grant, whether or not the Director's service on the Board continues during such period.

     15.5 Payments. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered to satisfy the Option Price must have been held by the Director for at least six months prior to their tender), or (c) by a combination of (a) and (b).

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Director, in the Director's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     15.6 Nontransferability of Options. No Options granted under this Article 15 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, Options granted to a Director under this Article 15 shall be exercisable during his or her lifetime only by such Director.

     15.7 No Rights. A Director granted an Option under this Article 15 shall have no rights as a stockholder of the Company with respect to the Shares covered by such Option except to the extent that shares are issued to the Director upon the due exercise of the Option.

     15.8 Limitation on Awards. Notwithstanding anything to the contrary herein,
(i) no Awards shall be made pursuant to this Article 15 to a Director who is an employee of the Company or any Subsidiary; (ii) no awards shall be made pursuant to this Article 15 following the suspension or termination of the Plan pursuant to Article 16; and (iii) no awards shall be made pursuant to this Article 15 unless shares of Common Stock are available therefor under Section 4.1.

Article 16.  Amendment, Modification and Termination

     16.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

     The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

     16.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     16.3 Acceleration of Award Vesting; Waiver of Restrictions. Notwithstanding any provision of the Plan or any Award Agreement provision to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the vesting of any Award granted under the Plan, including without limitation, acceleration to such a date that would result in said Awards becoming immediately vested or (ii) waive any restrictions of any Award granted under the Plan.

Article 17.  Withholding

     17.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

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     17.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 18.  Indemnification

     Each person who is or shall have been a member of the Committee or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 19.  Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20.  Legal Construction

     20.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     20.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     20.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     20.4 Securities Law Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors

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under the Exchange Act. To the extent any provision of the Plan or action by the
Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     20.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina.





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